Exhibit 10.3

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Agreement”) dated August 15, 2011, to be effective as of August 12, 2011 (the “Effective Date”), is by and among Petron Energy II, Inc., a Nevada corporation (the “Seller”), Restaurant Concepts of America Inc., a Nevada corporation (“Purchaser”), and Floyd L. Smith, an individual (“Seller Representative”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Asset Purchase Agreement on August 12, 2011, pursuant to which Seller agreed to sell substantially all of its assets to Purchaser (the “Asset Purchase Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement, unless the context requires otherwise;

WHEREAS, certain sections of the Asset Purchase Agreement contained certain errors and failed to accurately reflect the mutual agreement of the Parties (the “Errors”);

WHEREAS, the Parties also desire to amend, modify and add certain terms and conditions to the Asset Purchase Agreement (“Modifications and Amendments”); and

WHEREAS, the Parties desire to enter into this Agreement to correct the Errors in, and to affect the Modifications and Amendments to, the Asset Purchase Agreement, as set forth below pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendments to Asset Purchase Agreement.

(a)             Section 2.4(b) of the Asset Purchase Agreement is hereby amended and restated in its entirety, by the following Section 2.4(b), which shall supersede and replace Section 2.4(b) of Asset Purchase Agreement in its entirety:

“(b)           1,000 shares (representing all such shares) of a class of Preferred Stock (the “Preferred Stock”) to be designated following the Closing, which shall provide Floyd L. Smith the right, voting in aggregate and as a class, to vote 51% of the Purchaser’s outstanding voting shares on any and all shareholder matters; and shall include such other terms and conditions as the Seller may request, including, but not limited to the requirement that in the event Mr. Smith dies or becomes disabled within the first 18 months following the issuance of the shares of Preferred Stock to Mr. Smith; ASL Energy Corp. and or its assigns (with whom the Purchaser is required to enter into a Services Agreement as provided below as part of the Closing) shall have the right with 61 days prior notice to transfer the ownership of and/or the rights associated with such shares to ASL (the “Assignment Rights”).”

(b)          The Asset Purchase Agreement shall be amended to include a new Section 2.9 (which shall follow Section 2.8 of the Asset Purchase Agreement) in the following form:

“2.9         Employment Agreement.  A required term and condition of the Closing shall be the entry by the Purchaser into an Executive Employment Agreement with Floyd L. Smith (the “Employment Agreement”), pursuant to which Mr. Smith shall serve as President of the Company for a term of five years; be paid $200,000 per year in consideration; and be granted stock options to purchase up to 120,000 shares of the Company’s common stock at an exercise price of $.39 per share (the “Options”, and such document evidencing the Options, the “Option Agreement”).”

(c)           Section 3.3(d) of the Asset Purchase Agreement is hereby amended and restated in its entirety by the following Section 3.3(d), which shall supersede and replace Section 3.3(d) of Asset Purchase Agreement in its entirety:

"(d)           Purchaser’s Closing Deliveries. Purchaser shall have delivered, or caused to be delivered to Seller the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by Seller; or (ii) this Agreement provides that the delivery of such will be made by the Purchaser subsequent to the Closing:

(i)           A certificate representing the Common Stock Shares registered in the name of the Seller;

(ii)           Executed Board of Director’s minutes of Purchaser (and/or if required, shareholders minutes) appointing such new members of the Board of Directors of Purchaser and new officers of Purchaser as the Seller may request in writing prior to the Closing, if any;

(iii)           An executed copy of a Management Services Agreement between Purchaser and ASL Energy, LLC, with such terms and conditions as the parties may mutually agree to prior to Closing (the “Services Agreement”).  Partial consideration for entering into the Services Agreement shall be the Assignment Rights provided for in the Preferred Stock; and

(iv)           An executed copy of the Employment Agreement and Stock Option Agreement, evidencing the grant of the Options.”

(d) Each reference in the Asset Purchase Agreement to ASL Energy, LLC, shall be amended and replaced by a reference to ASL Energy Corp., a Texas corporation.

2. Consideration.  Each of the Parties agree and confirm by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3 Mutual Representations, Covenants and Warranties.  Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or
(ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

4. Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5. Reconfirmation of Asset Purchase Agreement. Each Party hereby reaffirms all terms, conditions, covenants, representations and warranties made by such Party in the Asset Purchase Agreement, to the extent the same are not amended or modified hereby.

6. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Asset Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Asset Purchase Agreement as modified or waived hereby.

7. Asset Purchase Agreement to Continue in Full Force and Effect.  Except as specifically modified or amended herein, the Asset Purchase Agreement and the terms and conditions thereof shall remain in full force and effect.

8. Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

9. Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

10. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

11. Construction.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

12. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written to be effective as of the Effective Date.

"SELLER"

Petron Energy II, Inc.

/s/ Floyd L. Smith
Floyd L. Smith
President

"PURCHASER"

Restaurant Concepts of America Inc.

/s/ Floyd L. Smith
Floyd L. Smith
President

“SELLER REPRESENTATIVE”

/s/ Floyd L. Smith
Floyd L. Smith
Individually